SUB-ITEM 77D
-----------


Bond Series, a series of MFS/Sun Life Series Trust, changed its disclosure under Investment Objective from "The series seeks as high a level of current income as is believed to be consistent with prudent investment risk; its secondary objective is to seek to protect shareholders' capital" to "...is to seek total return with an emphasis on current income, but also considering capital appreciation" as described in Post-Effective Amendment No. 39 to the Registration Statement (Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

Capital Appreciation Series, a series of MFS/Sun Life Series Trust, changed its disclosure under Investment Objective from "The series seeks to maximize capital appreciation by investing in securities of all types, with major emphasis on common stocks" to "...is to seek capital appreciation" and under Principal Investment Policies and Strategies from "The series invests, under normal market conditions, at least 65% of its net assets in common stocks and related securities, such as preferred stocks, convertible securities and depositary receipts, of companies which MFS believes posses above-average growth opportunities" to "MFS normally invests the fund's assets primarily in equity securities. MFS focuses on investing the fund's assets in the stocks of companies it believes to have above average earnings growth potential compared to other companies (growth companies)," as described in Post-Effective Amendment No. 39 to the Registration Statement (Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

Capital Opportunities Series, a series of MFS/Sun Life Series Trust, changed its disclosure under Principle Investment Policies and Strategies from "The series invests, under normal market conditions, at least 65% of its net assets in common stocks and related securities, such as preferred stocks, convertible securities and depositary receipts for those securities" to "MFS normally invests the fund's assets primarily in equity securities" as described in Post-Effective Amendment No. 39 to the Registration Statement (Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

Core Equity Series, a series of MFS/Sun Life Series Trust, changed its disclosure under Investment Objective from "The series seeks to provide long-term growth of capital" to "...is to seek capital appreciation" as described in Post-Effective Amendment No. 39 to the Registration Statement (Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

Emerging Growth Series, a series of MFS/Sun Life Series Trust, changed its disclosure under Investment Objective from "The series seeks long term growth of capital" to "...is to seek capital appreciation" and under Principle Investment Policies and Strategies from "The series invests, under normal conditions, at least 65% of its net assets in common stocks and related securities, such as preferred stocks, convertible securities and depository receipts for those securities, of emerging growth companies" to "MFS normally invests the Fund's assets in equity securities. MFS focuses on investing the fund's assets in the stocks of companies it believes to have above average earnings growth potential compared to other companies (growth companies)," as described in Post-Effective Amendment No. 39 to the Registration Statement (Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

Emerging Markets Equity Series, a series of MFS/Sun Life Series Trust, changed its disclosure under Principle Investment Policies and Strategies from "While the series may invest up to 50% of its assets in issuers located in a single country, the series generally expects to have no more than 25% of its assets invested in issuers located in any one country" to "MFS may invest a relatively high percentage of the fund's assets in a single country or a small number of countries" and added "MFS may invest a relatively high percentage of the fund's assets in a single issuer or a small number of issuers" as described in Post-Effective Amendment No. 39 to the Registration Statement (Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

Global Governments Series, a series of MFS/Sun Life Series Trust, changed its disclosure under Investment Objective from "The series seeks to provide moderate current income, preservation of capital and growth of capital by investing in debt obligations that are issued or guaranteed as to principal and interest by either (i) the U.S. Government, its agencies, authorities or instrumentalities or (ii) the governments of foreign countries (to the extent that the series' adviser believes that the higher yields available from foreign government securities are sufficient to justify the risks of investing in these securities)" to "...is to seek total return with an emphasis on current income, but also considering capital appreciation" and under Principal Investment Policies and Strategies from "Under normal market conditions, the series invests in at least three different countries, one of which is the U.S." to "MFS may invest a relatively high percentage of the fund's assets in a single country or a small number of countries", and deleted its disclosure under Principal Investment Policies and Strategies, "In addition, the series may invest up to 20% of its net assets in foreign government securities of emerging market countries," as described in Post-Effective Amendment No. 39 to the Registration Statement (Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

Global  Growth  Series,  a series of MFS/Sun  Life  Series  Trust,  changed  its disclosure under Investment Objective from "The series seeks capital appreciation by investing in securities of companies worldwide growing at rates expected to be well above the growth rate of the overall U.S. economy" to "...is to seek capital appreciation" and under Principal Investment Policies and Strategies from "The fund invests, under normal market conditions, at least 65% of its net assets in common stocks and related securities, such as preferred stock, convertible securities and depositary receipts, of U.S. and foreign (including emerging market) issuers" to "MFS normally invests the fund's assets primarily in U.S. and foreign equity securities, including emerging market equity securities," and from "Under normal market conditions, the series invests in at least three different countries," to "MFS may invest a relatively high percentage of the fund's assets in a single country or a small number of countries" as described in Post-Effective Amendment No. 39 to the Registration Statement (Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

Global Total Return Series, a series of MFS/Sun Life Series Trust, changed its disclosure under Investment Objective from "The series seeks total return by investing in securities which will provide above-average current income
(compared  to  a  portfolio   invested   entirely  in  equity   securities)  and
opportunities for long-term growth of capital and income" to "...is to seek total return" and under Principal Investment Policies and Strategies from "Under normal market condition, the series invests in at least three different countries one of which is the U.S." to "MFS may invest a relatively high percentage of the fund's assets in a single country or a small number of countries," as described in Post-Effective Amendment No. 39 to the Registration Statement (Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

Government Securities Series, a series of MFS/Sun Life Series Trust, changed its disclosure under Investment Objective from "The series seeks current income and preservation of capital by investing in U.S. Government and U.S. Government-related securities" to "...is to seek total return with an emphasis on current income, but also considering capital appreciation" as described in Post-Effective Amendment No. 39 to the Registration Statement (Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

High Yield Series, a series of MFS/Sun Life Series Trust, changed its disclosure under Investment Objective from "The series seeks high current income and capital appreciation by investing primarily in certain lower rated or unrated fixed income securities (possibly with equity features) of U.S. and foreign issuers" to "...is to seek total return with an emphasis on high current income, but also considering capital appreciation," as described in Post-Effective Amendment No. 39 to the Registration Statement (Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

International Growth Series, a series of MFS/Sun Life Series Trust, changed its disclosure under Principal Investment Policies and Strategies from "The series invests, under normal market conditions, at least 65% of its net assets in common stocks and related securities, such as preferred stock, convertible securities and depositary receipts, of and foreign (including emerging market) issuers" to "MFS normally invests the fund's assets primarily in foreign equity securities, including emerging market equity securities," and from "Under normal market conditions, the series invests in at least three different countries," to "MFS may invest a relatively high percentage of the fund's assets in a single country or a small number of countries" as described in Post-Effective Amendment No. 39 to the Registration Statement (Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

International Value Series, a series of MFS/Sun Life Series Trust, changed its disclosure under Investment Objective from "The series seeks long-term growth of capital with a secondary objective of seeking reasonable current income" to "...is to seek capital appreciation" and under Principal Investment Policies and Strategies from "The series invests, under normal market conditions, at least 65% of its net assets in equity securities of foreign (including emerging market) companies MFS believes are undervalued in the market relative to their long term potential" to "MFS normally invests the fund's assets primarily in foreign equity securities, including emerging market equity securities. MFS focuses on investing the fund's assets in the stocks of companies that it believes are undervalued compared to their perceived worth (value comparisons)," and from "Under normal market conditions, the series invests in at least three different countries (including those in emerging markets)," to "MFS may invest a relatively high percentage of the fund's assets in a single country or a small number of countries" as described in Post-Effective Amendment No. 39 to the Registration Statement (Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

Massachusetts Investors Growth Stock Series, a series of MFS/Sun Life Series Trust, changed its disclosure under Investment Objective from "The series seeks long-term growth of capital and future income rather than current income" to "...is to seek capital appreciation," as described in Post-Effective Amendment No. 39 to the Registration Statement (Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

Massachusetts Investors Trust Series, a series of MFS/Sun Life Series Trust, changed its disclosure under Investment Objective from "The series seeks long-term growth of capital with a secondary objective to seek reasonable current income" to "...is to seek capital appreciation" and under Principle Investment Policies and Strategies from "The series invests, under normal market conditions, at least 65% of its net assets in equity securities, including common stocks and related securities, such as preferred stocks, convertible securities and depositary receipts for those securities" to "MFS normally invests the fund's assets primarily in equity securities" as described in Post-Effective Amendment No. 39 to the Registration Statement (Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

Mid Cap Growth Series, a series of MFS/Sun Life Series Trust, changed its disclosure under Investment Objective from "The series seeks long-term growth of capital" to "...is to seek capital appreciation" as described in Post-Effective Amendment No. 39 to the Registration Statement (Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

Money Market Series, a series of MFS/Sun Life Series Trust, changed its disclosure under Investment Objective from "The series seeks maximum current income to the extent consistent with stability of principal by investing exclusively in money market instruments...maturing in less than 13 months" to "...is to seek a high level of current income consistent with preservation of capital and liquidity" and under Principal Investment Policies and Strategies from "The series may invest up to 35% of its total assets in U.S. dollar-denominated securities of foreign issuers, including foreign companies, foreign governments and sovereign entities (such as government agencies), foreign banks and U.S. branches of foreign banks" to "MFS normally invests the fund's assets in money market instruments and repurchase agreements" and deleted the disclosure under Principal Investment Policies and Strategies "The average maturity of the investments in the series may not exceed 90 days. The series will invest only in corporate obligations which have a maturity when purchased of less than 13 months" as described in Post-Effective Amendment No. 39 to the Registration Statement (Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

New Discovery Series, a series of MFS/Sun Life Series Trust, changed its disclosure under Principal Investment Policies and Strategies from "The series invests, under normal market conditions, at least 65% of its net assets in equity securities of emerging growth companies" to "MFS normally invests the fund's assets primarily in equity securities. MFS focuses on investing the fund's assets in the stocks of companies it believes to have above average earnings growth potential compared to other companies (growth companies)" as described in Post-Effective Amendment No. 39 to the Registration Statement (Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

Research Series, a series of MFS/Sun Life Series Trust, changed its disclosure under Investment Objective from "The series seeks to provide long-term growth of capital and future income" to "The fund's investment objective is to seek capital appreciation" and under Principle Investment Policies and Strategies from "The series invests, under normal conditions, at least 80% of its net assets in common stocks and related securities, such as preferred stocks, convertible securities and depository receipts" to "MFS normally invests the fund's assets primarily in equity securities" as described in Post-Effective Amendment No. 39 to the Registration Statement (Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

Research International Series, a series of MFS/Sun Life Series Trust, changed its disclosure under Principal Investment Policies and Strategies from "The series invests, under normal market conditions, at least 65% of its net assets in common stocks and related securities, such as preferred stock, convertible securities and depositary receipts, of foreign companies" to "MFS normally invests the fund's assets primarily in foreign equity securities, including emerging market equity securities," and from "The series does not emphasize any particular country and, under normal market conditions, will be invested in at least five countries," to "MFS may invest a relatively high percentage of the fund's assets in a single country or a small number of countries," as described in Post-Effective Amendment No. 39 to the Registration Statement (Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

Strategic Growth Series, a series of MFS/Sun Life Series Trust, changed its disclosure under Principal Investment Policies and Strategies from "The series invests, under normal market conditions, at least 65% of its net assets in common stocks and related securities, such as preferred stocks, bonds, warrants, or rights convertible into stock and depositary receipts for these securities, of companies which the series' investment adviser believes offer superior prospects for growth" to "MFS normally invests the fund's assets primarily in equity securities. MFS focuses on investing the fund's assets in the stocks of companies it believes to have above average earnings growth potential compared to other companies (growth companies)" as described in Post-Effective Amendment No. 39 to the Registration Statement (Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

Strategic Income Series, a series of MFS/Sun Life Series Trust, changed its disclosure under Investment Objective from "The series seeks to provide high current income by investing in fixed income securities and seeks to take advantage of opportunities to realize significant capital appreciations while maintaining a high level of current income" to "...is to seek total return with an emphasis on high current income, but also considering capital appreciation" and under Principal Investment Policies and Strategies from "The series invests, under normal market conditions, at least 65% of its net assets in fixed income securities" to "MFS normally invests the fund's assets primarily in debt instruments" as described in Post-Effective Amendment No. 39 to the Registration Statement (Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

Strategic Value Series, a series of MFS/Sun Life Series Trust, changed its disclosure under Principal Investment Policies and Strategies from "The series invests, under normal market conditions, at least 65% of its net assets in common stocks and related securities, such as preferred stock, convertible securities and depositary receipts, of companies which the series' investment adviser, MFS, believes are undervalued in the market relative to their long term potential" to "MFS normally invests the fund's assets primarily in equity securities. MFS focuses on investing the fund's assets in the stocks of companies that it believes are undervalued compared to their perceived worth (value companies)" as described in Post-Effective Amendment No. 39 to the Registration Statement (Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

Total Return Series, a series of MFS/Sun Life Series Trust, changed its disclosure under Investment Objective from "The series mainly seeks to obtain above-average income (compared to a portfolio entirely invested in equity securities) consistent with prudent employment of capital; its secondary objective is to take advantage of opportunities for growth of capital and income since many securities offering a better than average yield may also possess growth potential" to "...is to seek total return" as described in Post-Effective Amendment No. 39 to the Registration Statement (Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

Utilities Series, a series of MFS/Sun Life Series Trust, changed its disclosure under Investment Objective from "The series seeks capital growth and current income (income above that available from a portfolio invested entirely in equity securities) by investing under normal market conditions, at least 80% of its net assets in equity and debt securities of both domestic and foreign companies in the utilities industry" to "...is to seek total return" and under Principal Investment Policies and Strategies added "MFS primarily invests the fund's assets in equity securities, but may also invest in debt instruments, including lower quality debt instruments" as described in Post-Effective Amendment No. 39 to the Registration Statement (Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

Value Series, a series of MFS/Sun Life Series Trust, changed its disclosure under Investment Objective from "The series seeks capital appreciation and reasonable income" to "...is to seek capital appreciation" and under Principal Investment Policies and Strategies from "The series invests, under normal market conditions, at least 65% of its net assets in income producing equity securities of companies which the series' investment adviser believes are undervalued in the market relative to their long term potential" to "MFS normally invests the fund's assets primarily in equity securities. MFS focuses on investing the fund's assets in the stocks of companies that it believes are undervalued compared to their perceived worth (value companies)" as described in Post-Effective Amendment No. 39 to the Registration Statement (Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Ac